SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  January 6, 2005

Greenwich Capital Acceptance, Inc.
HarborView Mortgage Loan Trust 2004-8

Greenwich Capital Acceptance, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-111379-30 (Commission File Number)	06-1199884 (IRS Employer ID Number)
600 Steamboat Road Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(203) 625-2700
No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ٱ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ٱ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ٱ	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
ٱ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K in its entirety originally dated December 29, 2004, in connection with the issuance of HarborView Mortgage Loan Trust 2004-8 of Mortgage Pass-Through Certificates, Series 2004-8, in order to correct certain errors contained in Exhibit 4.1 to such Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1	Pooling and Servicing Agreement and Exhibits to Pooling and Servicing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWICH CAPITAL ACCEPTANCE, INC.,

By:_/s/ Vinu Phillips

Name: Vinu Phillips
Title:   Vice President

Dated:  January 6, 2005

Exhibit Index

Exhibit

Page

4.1

Pooling and Servicing Agreement and Exhibits to Pooling and Servicing Agreement.

EXHIBIT 4.1

MCKEE NELSON LLP

5 Times Square, 35th Floor

New York, New York  10036

Telephone:  (917) 777-4200

Facsimile:  (917) 777-4299

January 6, 2005

BY MODEM

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: HarborView Mortgage Loan Trust 2004-8,
Mortgage Pass-Through Certificates, Series 2004-8

Ladies and Gentlemen:

On behalf of Greenwich Capital Acceptance, Inc., (the “Company”), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K/A, for filing of the Pooling and Servicing Agreement in connection with the above-referenced transaction.

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K in its entirety originally dated December 29, 2004, in connection with the issuance of the Company’s HarborView Mortgage Loan Trust 2004-8 of Mortgage Pass-Through Certificates, Series 2004-8, in order to correct certain errors contained in Exhibit 4.1 to such Form 8-K.

Very truly yours,

/s/ Carlos Cabrera

Carlos Cabrera

Enclosure